EXHIBIT 99.1
                                                                   ------------

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

               SUBURBAN PROPANE PARTNERS, L.P. TO HOLD FISCAL 2003
                 FOURTH QUARTER/YEAR-END RESULTS CONFERENCE CALL

WHIPPANY, NEW JERSEY, OCTOBER 9, 2003 -- Suburban Propane Partners, L.P. (NYSE:SPH), a marketer of propane gas and related products and services nationwide, announced today that it has scheduled its Fiscal 2003 Fourth Quarter and Full Year Results Conference Call for Thursday, October 23, 2003 at 10:00 AM Eastern Daylight Time.

Analysts, investors and other interested parties are invited to listen to management's discussion of Fiscal 2003 fourth quarter and year-end results and business outlook by accessing the call via the internet at WWW.SUBURBANPROPANE.COM, or by telephone as follows:

                             Phone #: (888) 273-9887
       Ask for: Suburban Propane Fiscal Year 2003 Fourth Quarter Results
                                 Conference Call

In addition, a replay of the conference call will be available from 1:30 PM Thursday, October 23 until 1:30 PM Friday, October 24, 2003 and can be accessed by dialing (800) 475-6701 Access Code 699741. The replay will also be available via Suburban's web site until Thursday, October 30, 2003.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves approximately 750,000 residential, commercial, industrial and agricultural customers through more than 320 customer service centers in 40 states.



Company contact:  Robert M. Plante
                  Vice President-Finance
                  (973) 503-9252